Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

The Ultimate Software Group, Inc.

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) made as of this _____ day of ________, 20__, between The Ultimate Software Group, Inc., a Delaware corporation (the “Company”) and _______________________ (the “Participant”), is made pursuant to the terms of The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (the “Plan”).

Section 1.                       Definitions.  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 2.                       Stock Unit Award.  The Company has granted to the Participant a Stock Unit Award representing a number of Stock Units of the Company (“Restricted Stock Units”), identified in a written communication (an “Award Notice”) delivered to the Participant by or on behalf of the Company, pursuant to the terms and conditions set forth in this Agreement and subject to the terms and conditions set forth in the Plan, a copy of which the Participant acknowledges having received.  Each Restricted Stock Unit represents rights in respect of one share of the Company’s Common Stock.  Additional Award Notices shall be delivered to the Participant in the event that the Company grants to the Participant additional Stock Unit Awards in the future.  All such Award Notices shall indicate the number of Restricted Stock Units granted and the applicable Date of Grant.  Unless the Committee should determine otherwise, any future Awards of Restricted Stock Units shall be subject to the terms and conditions provided in this Agreement and the Plan.

Section 3.                       Vesting Requirements.

(a) Vesting of Award.  Subject to Section 3(c) hereof, the Restricted Stock Units shall vest in three equal annual installments of 33-1/3% of the number of Restricted Stock Units on each of the first three anniversaries of the Date of Grant thereof, subject to the Participant’s continued employment with the Company or any of its Subsidiaries on each such vesting date, and shall be payable in accordance with Section 5 hereof; provided, however, that if any such anniversary is not a date on which the Company’s Common Stock is traded on NASDAQ, then the vesting date shall be the next such date; and provided further, however, that if the Chief Financial Officer of the Company should determine that any such anniversary falls within a period during which the Participant is prohibited from trading the Company’s Common Stock under the Company’s Stock Trading Policy, the Chief Financial Officer shall so advise the Participant in writing and the vesting date shall be the date as of which the Chief Financial Officer has determined that such period has ended.

(b) Full Accelerated Vesting.  Notwithstanding the provisions of Section 3(a) hereof, upon (i) the Participant’s termination of employment as a result of the Participant’s death or Disability, or (ii) a Change in Control of the Company, all of the Restricted Stock Units shall become fully and immediately vested, and shall be payable in accordance with Section 5 hereof, to the extent that they have not previously been forfeited in accordance with Section 4 hereof.

(c) Fractional Units.  In the event that the calculation of the three equal installments of Restricted Stock Units pursuant to Section 3(a) hereof would result in a number of Restricted Stock Units that includes a fractional Restricted Stock Unit, the fractional Restricted Stock Unit shall not vest until and unless the third installment of Restricted Stock Units vests.

Section 4.                       Termination of Employment.  In the event of the Participant’s termination of employment for any reason other than as a result of the Participant’s death or Disability, any portion of the Award that has not previously become vested hereunder shall be forfeited and automatically cancelled.

Section 5.                       Distribution with respect to Award.

(a) Timing of Distribution.  Distribution with respect to the Restricted Stock Units shall be made upon the date such Restricted Stock Units become vested as provided in this Agreement.

(b) Amount and Methods of Distributions.  Subject to the provisions of Section 5(c) hereof, distributions with respect to the Restricted Stock Units shall be made, at the discretion of the Committee, (i) in a number of shares of the Company’s Common Stock equal to the number of Restricted Stock Units becoming vested, (ii) in cash, in an amount equal to the Fair Market Value of a share of the Company’s Common Stock on the vesting date multiplied by the number of Restricted Stock Units becoming vested on such date or (iii) in a combination of both.

(c) Withholding.  Distributions with respect to the Restricted Stock Units shall be made to the Participant after deduction of applicable withholding taxes (the “Withholding Taxes”), which shall be withheld at the applicable supplemental wage withholding rate, provided that such amount shall not exceed the Participant’s estimated Federal, state and local tax obligation with respect to payment of the Award.  Subject to the limitations of applicable law, to the extent the payment of an Award is made in shares of the Company’s Common Stock, the Participant hereby consents to the collection of the Withholding Taxes by the Company retaining, and not issuing to the Participant, a number of such shares of Common Stock (the “Withholding Shares”) having a Fair Market Value on the vesting date equal to the amount of the Withholding Taxes.  If and to the extent that the Committee determines not to have the Company retain Withholding Shares pursuant to the preceding sentence, the Company will notify the Participant at least 10 days prior to the applicable vesting date.  Subject to the limitations of applicable law, the Participant hereby consents and agrees that in such event, the Company shall instruct a broker designated by the Company to sell in the public market, on behalf of the Participant, the Withholding Shares and remit the proceeds thereof to the Company unless the Participant has made a lump sum cash payment to the Company, at or prior to the time of vesting, equal to the Company’s estimate of the Withholding Taxes as provided in the Company’s notice.  If the amount of the cash payment that the Participant delivers to the Company exceeds the actual Withholding Taxes, the excess will be repaid to the Participant promptly by the Company.  If such amount is less than the actual Withholding Taxes, the Company will collect the balance from the Participant immediately or instruct a broker designated by the Company to sell shares of the Company’s Common Stock in the public market, on behalf of the Participant, in an amount sufficient to cover the shortfall.

(d) Fractional Withholding Shares.  No fraction of a Withholding Share shall be withheld or sold to satisfy tax withholding obligations pursuant to the foregoing provisions of Section 5(c).  In the event that the calculation of the number of Withholding Shares required to satisfy such withholding obligations would result in a number of Withholding Shares that includes a fractional Withholding Share, such number shall be rounded up to the next whole number of Withholding Shares and such whole number of Withholding Shares shall be withheld or sold as the case may be.  The excess amount withheld or realized in a sale of Withholding Shares as a result of such rounding shall be paid in cash by the Company to the Participant or included in the Withholding Tax paid by the Company to the tax authorities on the Participant’s behalf.

Section 6.                       Restrictions on Transfer.  No portion of the Award hereunder may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Award as provided herein, unless and until the payment of the Award in accordance with Section 5 hereof.

Section 7.                       Limitation of Rights.  The Participant shall not have any privileges of a stockholder of the Company with respect to the shares of Common Stock payable hereunder, including without limitation any right to vote such shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Participant of a stock certificate evidencing such Common Stock.

Section 8.                       Changes in Capitalization.  All Awards hereunder shall be subject to the provisions of Section 4.2 of the Plan relating to adjustments for changes in corporate capitalization.

Section 9.                       No Right of Continued Employment.  Nothing in this Agreement shall confer upon the Grantee any right to continue as an employee of the Company or any Subsidiary or to interfere in any way with any right of the Company to terminate the Grantee’s employment at any time.

Section 10.                                 Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

Section 11.                                 Construction.  This Agreement and the Award hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Restricted Stock Units hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 12.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding the choice of law rules thereof.

Section 13.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 14.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

Section 15.                                 Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement effective as of the date first above written.

THE ULTIMATE SOFTWARE GROUP, INC.

By:           ____________________________________
Name:  Scott Scherr
Title:    CEO

PARTICIPANT

By:           ____________________________________

Name:  ____________________________________
             (Printed)